ADAMIS PHARMACEUTICALS CORPORATION 8-K/A

Exhibit 99.3

Unaudited Pro Forma Condensed Combined Consolidated Financial Information

Adamis Pharmaceuticals Corporation (“Adamis” or the “Company”) has determined the merger transaction with DMK Pharmaceuticals Corporation (“DMK”) meets the definition of an acquisition of a business as defined in Rule 11-01(d) of Regulation S-X of the Securities Exchange Commission (“SEC”). The accompanying unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of March 31, 2023 and Statements of Operations of the Company and DMK Pharmaceuticals Corporation for the three months ended March 31, 2023 and year ended December 31, 2022 were prepared for the purpose of complying with Rule 8-04 of Regulation S-X of the SEC and for inclusion in the Company’s filings with the SEC. The following unaudited pro forma condensed combined consolidated financial information presented has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, and is being provided pursuant to Rule 8-04 of Regulation S-X. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies.

The Company has accounted for the merger transaction with DMK as of May 25, 2023, as an asset acquisition, in accordance with FASB Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” (“ASC 805”). The Company determined the merger constituted an acquisition of assets as substantially all of the fair value of the gross assets acquired were concentrated in a single identifiable asset (DP1-125), and therefore, the acquisition is not considered a business. With an asset acquisition, acquired in-process research and development (“acquired IPR&D”) is expensed at acquisition date, unless it has an alternative future use. Additionally, in an asset acquisition, direct transaction costs are accumulated, a component of the consideration transferred and expensed with the acquired IPR&D that has no alternative use. For accounting purposes, the Company is considered to be acquiring DMK in the merger.

The unaudited pro forma condensed combined consolidated statement of operations as of March 31, 2023, and December 31, 2022, do not include any adjustments for income taxes relating to the merger as the tax impact is still being evaluated. The pro forma financial information is presented for illustrative purposes only, does not purport to present Adamis’ financial position or the results of operations had the merger transaction actually been completed as of the date indicated, and does not project the Company’s financial position or results of operations for any future date or period. Further, are based on assumptions that Adamis believes are reasonable under the circumstances and is intended for informational purposes only.

The unaudited pro forma condensed combined consolidated financial statements are intended to show how the merger might have affected the historical financial statements if the merger had been contemplated on January 1, 2022, for the purposes of the statement of operations, and as of March 31, 2023, for the purposes of the balance sheet.

The unaudited pro forma condensed combined consolidated statement of operations presented below are based on the historical financial statements of Adamis and DMK, adjusted to give effect to the acquisition of DMK by Adamis for accounting purposes. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined consolidated statement of operations has been derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Adamis and DMK which are included, with respect to DMK, filed in this Form 8-K, and with respect to Adamis, in Adamis’ annual report on Form 10-K for the year ended December 31, 2022 and Adamis’ quarterly report on Form 10-Q for the period ended March 31, 2023.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS

As of March 31, 2023

	Historical
	Adamis March 31,	DMK March 31,	Transaction Accounting		Pro Forma
ASSETS	2023	2023	Adjustments		Combined
CURRENT ASSETS
Cash	$3,099,843	$148,296	$—		$3,248,139
Restricted Cash	30,079	—	—		30,079
Receivable from Fagron	21,173	—	—		21,173
Inventories	664,358	—	—		664,358
Prepaid Expenses and Other Current Assets	750,272	—	—		750,272
Current Assets of Discontinued Operations	2,981,305	—	—		2,981,305
	7,547,030	148,296	—		7,695,326
LONG TERM ASSETS
Property, Plant & Equipment, net	1,244,669	—	—		1,244,669
Right-of-Use Assets	232,222	—	—		232,222
Other Non-Current Assets	52,174	—	—		52,174

Total Assets	$9,076,095	$148,296	$—		$9,224,391
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$9,780,979	$4,871	$—		$9,785,850
Due to Related Party		6,041	—		6,041
Accrued Other Expenses	1,829,554	454,295	(450,889)	B	2,983,082
			657,666	F	—
			492,456	K	—
Product Recall Liability	130,152	—	—		130,152
Lease Liabilities, current portion	250,361	—	—		250,361
Deferred Revenue, current portion	27,779	147,118	—		174,897
Current Liabilities of Discontinued Operations	929,700	—	—		929,700
	12,948,525	612,325	699,233		14,260,083

LONG-TERM LIABILITIES
Deferred Revenue, net of current portion	171,302	—	—		171,302
Convertible Debt - Related Party	—	3,093,224	(3,093,224)	B	—
Warrant Liabilities, at fair value	5,480,646	—	—		5,480,646

Total Liabilities	18,600,473	3,705,549	(2,393,991)		19,912,031

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Convertible Preferred Stock	157,303	—	—		157,303

STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred Stock	—	—	—		—
Common Stock	15,051	39	(39)	C(1)	15,330
			279	C	—
Additional Paid-in Capital	303,815,511	579,455	(579,455)	H	309,841,079
			415,809	I	—
			5,609,759	C	—
Accumulated Deficit	(313,506,993)	(4,136,747)	4,136,747	A	(320,696,102)
			(7,189,109)	D	—
Treasury Stock	(5,250)	—	—		(5,250)
Total Stockholders’ Deficit	(9,681,681)	(3,557,253)	2,393,991		(10,844,943)
Total Liabilities, Mezzanine Equity and Stockholders’ Deficit	$9,076,095	$148,296	$—		$9,224,391

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2023

	Historical
	Adamis Three Months Ended March 31, 2023	DMK Three Months Ended March 31, 2023	Transaction Accounting Adjustments		Pro Forma Combined
REVENUE, net	$1,453,000	$—	$—		$1,453,000
COST OF GOODS SOLD	1,788,066	—	—		1,788,066
Gross Loss	(335,066)	—	—		(335,066)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,782,086	12,639	100,000	J	4,894,725
RESEARCH AND DEVELOPMENT	1,310,529	—	32,500	J	1,343,029
Total Operating Expenses	(6,092,615)	(12,639)	(132,500)		(6,237,754)

Loss from Operations	(6,427,681)	(12,639)	132,500		(6,572,820)

OTHER EXPENSE
Interest Income	11	—	—		11
Interest Expense and Other Income (Expense)	(113,034)	(86,359)	86,359	G	(113,034)
Excess of March 2023 Warrant Fair Value over Offering Proceeds	(2,476,109)	—	—		(2,476,109)
Change in Fair Value of Warrant liability	2,205	—	—		2,205
Total Other Expense	(2,586,927)	(86,359)	86,359		(2,586,927)

Net Loss from Continuing Operations before income taxes	$(9,014,608)	$(98,998)	$(46,141)		$(9,159,747)
Income Tax Expense	—	—	—		—
Net Loss from Continuing Operations	$(9,014,608)	$(98,998)	$(46,141)		$(9,159,747)
DISCONTINUED OPERATIONS
Net Income from Discontinued Operations before income Taxes	$71,701	$—	$—		$71,701
Income Taxes - Discontinued Operations	—	—	—		—
Net Income from Discontinued Operations	$71,701	$—	$—		$71,701
Net Loss Applicable to Common Stock	$(8,942,907)	$(98,998)	$(46,141)		$(9,088,046)

Basic and Diluted Loss Per Share:

Continuing Operations	$(0.06)	$(2.55)			$(3.68)
Discontinued Operations	$—	$—			$(0.03)
Basic and Diluted Net Loss Per Share	$(0.06)	$(2.55)			$(3.65)

Basic and Diluted Weighted Average Shares Outstanding	152,916,598	38,837			2,487,338

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2022

	Historical
	Adamis Year Ended December 31, 2022	DMK Year Ended December 31, 2022	Transaction Accounting Adjustments		Pro Forma Combined
REVENUE, net	$4,756,078	$100,350	$—		$4,856,428
COST OF GOODS SOLD	6,187,486	—			6,187,486
Gross Loss	(1,431,408)	100,350	—		(1,331,058)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,247,594	727,527	400,000	J	14,375,121
Acquired IPR&D	—	—	7,938,202	E	7,938,202
RESEARCH AND DEVELOPMENT	10,379,964	336,554	130,000	J	10,846,518
Total Operating Expenses	(23,627,558)	(1,064,081)	(8,468,202)		(33,159,841)
Loss from Operations	(25,058,966)	(963,731)	(8,468,202)		(34,490,899)

OTHER EXPENSE
Interest Income	44,126	—	—		44,126
Interest Expense and Other Income (Expense)	—	(219,110)	219,110	G	—
PPP2 Loan Contingent loss	(1,787,417)	—	—		(1,787,417)
Loss on Fagron Variable Consideration, net	(962,619)	—	—		(962,619)
Insurance Proceeds	600,000	—	—		600,000
Gain on ERC	875,307	—	—		875,307
Change in Fair Value of Warrant liability	92,163	—	—		92,163
Total Other Expense	(1,138,440)	(219,110)	219,110		(1,138,440)
Net Loss from Continuing Operations before income taxes	$(26,197,406)	$(1,182,841)	$(8,249,092)		$(35,629,339)
Income Tax Expense	(2,000)	—			(2,000)
Net Loss from Continuing Operations	$(26,199,406)	$(1,182,841)	$(8,249,092)		$(35,631,339)
DISCONTINUED OPERATIONS
Net Loss from Discontinued Operations before income Taxes	$(278,867)	$—	$—		$(278,867)
Income Taxes - Discontinued Operations	—	—	—		—
Net Loss from Discontinued Operations	$(278,867)	$—	$—		$(278,867)
Net Loss Applicable to Common Stock	$(26,478,273)	$(1,182,841)	$(8,249,092)		$(35,910,206)

Basic and Diluted Loss Per Share:

Continuing Operations	$(0.17)	$(66.20)			$(14.58)
Discontinued Operations	$—	$—			$(0.11)
Basic and Diluted Net Loss Per Share	$(0.18)	$(66.20)			$(14.70)

Basic and Diluted Weighted Average Shares Outstanding	149,851,278	17,869			2,433,548

See accompanying notes.

Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

1.	Basis of Presentation

On May 25, 2023, Adamis Pharmaceuticals Corporation (“Adamis” or the “Company”), a Delaware corporation, completed its merger transaction with DMK Pharmaceuticals Corporation (“DMK”), a privately held, clinical stage neuro-biotechnology company focused on developing novel therapies for opioid use disorder and other neuro-based conditions, in accordance with the terms of an Agreement and Plan of Merger and Reorganization dated as of February 24, 2023 (the “Merger Agreement”), entered into by and among the Company, DMK and Aardvark Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Adamis (“Merger Sub”). Effective May 25, 2023, pursuant to the Merger Agreement, DMK merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger and remaining a wholly owned subsidiary of the Company. In connection with the Merger, the name of Merger Sub as the surviving corporation was changed to DMK Pharmaceuticals Corporation.

As a result of the consummation of the Merger, and after giving effect to the 70-for-1 reverse stock split of the outstanding shares of common stock of Adamis, effective at the effective time of the Merger (the “Effective Time”), the shares of DMK common stock then outstanding were canceled and automatically converted into and became the right to receive 302,815 shares of Adamis common stock and, with respect to certain former DMK stockholders, 1,941.2 shares of Series E Convertible Preferred Stock (“Series E Preferred”) of the Company. The issuance of the shares of Adamis common stock and Series E Preferred to the former stockholders of DMK in connection with the Merger was approved by the Company’s stockholders at a special meeting of stockholders held on May 15, 2023.

At the Effective Time, outstanding DMK stock options to purchase shares of DMK common stock were assumed by the Company and became options to purchase a total of 231,490 shares of Adamis common stock, with proportionate adjustments to the exercise prices per share of such options based on the exchange ratio determined pursuant to the Merger Agreement. The assumed options continue to be governed by the terms of the DMK 2016 Stock Plan, which was assumed by the Company in connection with the closing of the Merger. The replacement value of the options assumed was treated as additional purchase price consideration paid by Adamis.

The unaudited pro forma condensed combined consolidated statement of operations for the three months ended March 31, 2023, and the year ended December 31, 2022, combine the audited historical statements of operations of Adamis and DMK for their respective year ended December 31, 2022, and give pro forma effect to the Merger as if it had been completed on January 1, 2022.

The unaudited pro forma combined financial statements reflect the issuance of 302,815 shares of Adamis common stock and 1,941.2 Series E Preferred Shares (“Series E”) convertible into shares of Adamis common stock at a conversion rate of 1,000 common shares for 1 Series E Preferred Share (subject to beneficial ownership limitations of 9.99%) to former DMK shareholders. Based on the limited exception under ASC 480-10-S99-3A(3)(f) for equity instruments that are subject to a deemed liquidation provision “if all of the holders of equally and more subordinated equity instruments of the entity would always be entitled to also receive the same form of consideration (for example, cash or shares) upon the occurrence of the event that gives rise to the redemption (that is, all subordinate classes would also be entitled to redeem), the Company determined that the Series E should be classified as permanent equity. Additionally, based on the accounting guidance per ASC 260-10-45-40 as the Series E receive no preferred dividends, there is no adjustment to the numerator for the calculation of diluted EPS and under the guidance of ASC 260-10-45-4, the Series E common stock equivalents are not included in the calculation of diluted EPS as this would be anti-dilutive (since the Company generates net losses).

2.	Purchase Price

The total purchase price of the Merger is as follows:

Fair Value of Adamis Common Stock issued to DMK shareholders	$757,038
Fair Value of Adamis Series E Preferred Stock issued to DMK shareholders	4,853,000
Fair value of DMK options assumed and replaced by Adamis	415,809
Adamis Transaction Costs	1,406,759
DMK incurred Merger-related costs paid for by Adamis	492,456
Total Consideration Transferred	$7,925,062

For pro forma purposes, in determining the number of Adamis shares of common stock issued as part of the purchase price, the number of shares of DMK common stock outstanding was 43,621. Additionally, the beneficial ownership limitations as set forth in the Merger Agreement were applied to determine the amount common stock and preferred stock issuable. The fair value of the common stock issued was based on the closing stock price of Adamis on the closing date, May 25, 2023. For pro forma purposes, the fair value of the DMK options assumed and replaced were based on the Black Scholes option pricing model, taking into consideration the implied fair value per share value of the DMK common stock and DMK volatility based on the DMK peer group stock price analysis. Additionally, costs incurred by DMK related to the Merger and paid by Adamis and the asset acquisition transaction costs were primarily based on actual invoices.

The allocation of the total purchase price is estimated as follows:

Assets Acquired:
Cash	$148,296
Total assets acquired	148,296
Liabilities Assumed:
Accounts Payable	4,871
Due to Related Party	6,041
Accrued Expenses	3,406
Deferred Grant Revenue	147,118
Total liabilities assumed	161,436
Net Liabilities acquired	(13,140)
Acquired In-Process R&D (IPR&D)	7,938,202
Total Purchase Price	$7,925,062

The Company determined due to the early stage of development related to the acquired IPR&D that there was no alternative use, and, as such the acquired IPR&D was expensed. Direct asset acquisition transaction costs were accumulated, a component of the consideration transferred and expensed with the acquired IPR&D.

3.	Transaction adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

Adjustments included in the column under the heading “Transaction Accounting Adjustments” are primarily based on information contained within the Merger Agreement.

A:         To reflect the elimination of DMK’s historical accumulated deficit.

B:          To reflect the settlement of DMK’s convertible notes and associated accrued interest prior to the closing of the Merger as these were not assumed by Adamis.

C:          To reflect the consideration transferred of 302,815 shares of Adamis common stock and 1,941,200 shares of Series E convertible preferred stock for all outstanding shares of DMK common stock.

C1:        To reflect the elimination of DMK historical common stock.

D:        Represents the adjustment to accumulated deficit related to expensing acquired IPR&D.

Accumulated Deficit transaction adjustment reconciliation to total acquired IPR&D:

Acquired IPR&D per third-party valuation	$6,531,443
Total Adamis transaction costs	1,406,759
Total Acquired IPR&D	7,938,202
Less: Transaction costs accrued as of March 31, 2023, reflected in Adamis historical statement of operations	(749,093)
Accumulated Deficit transaction adjustment	$7,189,109

E:        Represents the allocation of the purchase price (inclusive of Adamis transaction costs) to acquired IPR&D. As the Merger was determined to be an asset acquisition and the acquired IPR&D was determined to have no alternative future use, the acquired IPR&D was expensed. See Note 2 for the total purchase price.

F:        To accrue for Adamis transaction costs not yet reflected in Adamis’ balance sheet as of March 31, 2023.

G:       To remove interest expense related to the convertible notes as these were not assumed by Adamis and are reflected in stockholders’ deficit.

H:       To reflect the elimination of historical DMK additional paid-in capital.

I:         To reflect the fair value of DMK options assumed and replaced by Adamis as part of the purchase consideration of the Merger.

J:       To reflect the incremental salary expense for the combined company related to Adamis hiring two former DMK employees in connection with the Merger. The additional salary expense relates to cash compensation only, is recurring and may increase.

Included in selling, general and administrative expense is the incremental salary expense related to the Adamis CEO position that was assumed by DMK’s former CEO. The incremental difference in salary is estimated at $400,000 per year.

Included in research and development expense is the salary expense related to the new Adamis R&D position assumed by a DMK R&D employee. The incremental difference in salary is estimated at $130,000 per year.

K:        To reflect Adamis additional purchase consideration related to DMK incurred Merger costs.

4.	Computation of Pro Forma Combined Net Loss Per Common Share

The unaudited pro forma weighted average number of basic and diluted shares outstanding and pro forma net loss per common share basic and diluted are calculated as follows:

	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Adamis weighted average shares outstanding - basic and diluted (recast, see below)	2,184,523	2,140,733
Adamis common stock issued to DMK shareholders pursuant to the Merger Agreement (See Note 1)	302,815	302,815
Pro forma weighted average shares outstanding – basic and diluted	2,487,338	2,443,548
Pro forma net loss attributable to common shareholders – basic	$(9,088,046)	$(35,910,206)
Pro forma net loss attributable to common shareholders – diluted	$(9,088,046)	$(35,910,206)
Pro forma net loss per common share – basic	$(3.65)	$(14.70)
Pro forma net loss per common share – diluted	$(3.65)	$(14.70)

To reflect the 1 for 70 reverse stock split approved by Adamis’ Board of Directors in May 2023, the basic and diluted average shares outstanding have been recast. Additionally, the basic and diluted net loss per share (continuing operations) have been revised using the recast basic and diluted weighted average shares outstanding.

As Reported:
Three Months Ended
March 31, 2023
Continuing Operations	$(0.06)
Basic and Diluted Net Loss Per Share	$(0.06)

Basic and Diluted Weighted Average Shares Outstanding	152,916,598

As Adjusted for the 1:70 Reverse Stock Split (unaudited):
Three Months Ended
March 31, 2023
Continuing Operations	$(4.13)
Basic and Diluted Net Loss Per Share	$(4.09)

As reported Basic and Diluted Weighted Average Shares Outstanding	152,916,598
Divided by 1 for 70 reverse stock split	70
Basic and Diluted Weighted Average Shares Outstanding	2,184,523

As Reported:
Year Ended
December 31, 2022
Continuing Operations	$(0.17)
Basic and Diluted Net Loss Per Share	$(0.18)

Basic and Diluted Weighted Average Shares Outstanding	149,851,278

As Adjusted for the 1:70 Reverse Stock Split (unaudited):
Year Ended
December 31, 2022
Continuing Operations	$(12.24)
Basic and Diluted Net Loss Per Share	$(12.37)

As reported Basic and Diluted Weighted Average Shares Outstanding	149,851,278
Divided by 1 for 70 reverse stock split	70
Basic and Diluted Weighted Average Shares Outstanding	2,140,733